EXHIBIT 10.33
AGREEMENT
     This Agreement (the “Agreement”) is dated and effective as of March 13, 2006, by and between Ignite, LLC (“Ignite”) and Lions Gate Films Inc. (“LGF”).
RECITALS
     WHEREAS, Ignite and LGF were party to that certain agreement dated as of February 15, 2001 (as amended, the “Prior Agreement”), pursuant to which Ignite was paid a producer fee and a percentage of adjusted gross receipts for projects that commenced production during the term of the Prior Agreement and that were developed through a development fund financed by Ignite;
     WHEREAS, effective February 15, 2003, the Prior Agreement terminated according to its terms, and Ignite and LGF determined not to extend the Prior Agreement; and
     WHEREAS, Ignite was entitled to certain production and distribution rights with respect to that certain motion picture presently entitled “Employee of the Month” (starring Jessica Simpson) (the “Film”);
     NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:
AGREEMENT
     1. No Rights. Ignite disclaims all rights and interests in and to the Film.
     2. Bonuses. No monies are payable to Ignite with respect to the Film, other than the following box office bonuses:
          a) at such time, if ever, as the actual box office from the initial theatrical release of the Film in the United States equals Twenty Five Million Dollars ($25,000,000.00), Ignite shall be entitled to receive a box office bonus in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00); and
          b) at such time, if ever, as the actual box office from the initial theatrical release of the Film in the United States equals Fifty Million Dollars ($50,000,000.00), Ignite shall be entitled to receive an additional box office bonus in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00).
Each of the above-referenced box office bonuses shall be paid within thirty (30) days of the date in which the applicable theatrical box office threshold is reached.
     3. Term. The provisions of this Agreement shall be effective as of March 13, 2006, and shall continue indefinitely.
     4. Miscellaneous.
          a) Governing Law/Arbitration. This Agreement shall be governed and construed in accordance with the laws of the State of California applicable to contracts entered into and fully performed in California. Any dispute or claim arising out of or relating to this Agreement shall be submitted to binding arbitration to be held in Los Angeles, California.
          b) Amendments. This Agreement may be amended or modified only by a written instrument executed by both parties hereto.
          c) Titles and Headings. Paragraph or other headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of any of the terms or provisions hereof.
          d) Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings of the parties in connection therewith.
          e) Successors and Assigns. This Agreement is binding upon the parties hereto and their respective successors, permitted assigns, heirs and personal representatives. Either party may assign its rights and duties under this Agreement.
          f) Waiver. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right of such party at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.
          g) Mutual Drafting. Both of the parties hereto have been represented by counsel in the negotiation and drafting of this Agreement. Accordingly, no inference as to the meaning or interpretation of any clause or provision of this Agreement shall be made on the basis of which party was the “drafter” of such clause or provision.
          h) Counterparts. This Agreement, and any document or instrument entered into, given or made pursuant to this Agreement or authorized hereby, and any amendment or supplement hereto or thereto may be executed in two or more counterparts, and by both parties on a separate counterpart, each of which, when executed and delivered, shall be an original and all of which together shall constitute one instrument, with the same force and effect as though all signatures appeared on a single document.
          i) Severability. In construing this Agreement, if any portion of this Agreement shall be found to be invalid or unenforceable, the remaining terms and provisions of this Agreement shall be given effect to the maximum extent permitted without considering the void, invalid or unenforceable provision.
[Signatures Appear on Following Page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of June 13, 2006.

LIONS GATE FILMS INC.
By: /s/ Wayne Levin

Name:	Wayne Levin

Title:	Vice President

IGNITE, LLC
By: /s/ Michael Burns

Name:	Michael Burns

Title:	Managing Member

S-1